UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
      PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE OF 1934



                        Date of Report: NOVEMBER 30, 2001


                  INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC.
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)



         COLORADO                0-14273                   84-0868815
   ---------------------  -----------------------  ---------------------------
        (State of            (Commission File            (IRS Employer
      incorporation)             Number)              Identification No.)



         19039 EAST PLAZA DRIVE, SUITE 245, PARKER, CO        80134
       ------------------------------------------------   ------------
           (Address of principal executive offices)        (Zip Code)



      Registrant's telephone number, including area code: (720) 851-0716




            -------------------------------------------------------
             (Former Name and address if changed since last report)



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ITEM 5. OTHER EVENTS.

a. Integrated Spatial Information Solutions, Inc. (the "Company") reports that it has extended the closing date of its previously announced shareholder rights offering until 5:00 p.m., Mountain Standard Time, on
      December 21, 2001.   The Company said that recent national security
      concerns have caused delays in the receipt of offering documents mailed to a number of shareholders and brokerage firms, and therefore its Board of Directors decided to allow shareholders of record additional time to exercise their subscription rights. On November 30, 2001, the Company issued the press release attached hereto as Exhibit 99.1.

b. The Company further reports that the judgment in favor of Mr. Vail was paid in full on December 3, 2001, and Mr. Vail has released all of his claims against the Company and has filed with the court a dismissal with prejudice of his action against the Company. A formal release of judgment was filed with the court on December 4, 2001.

c. The Company also reports that as of December 4, 2001 it has received purchases and commitments of approximately $1.75 million in its shareholder rights offering. Approximately $650,000 has come from officers, directors and employees, $375,000 from other existing shareholders, and $735,000 in purchases and pledges from standby investors.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


(c)   Exhibits

      99.1  Press Release dated November 30, 2001.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Integrated Spatial Information Solutions,
                                      Inc.


December 4, 2001                    /S/ FRED BEISSER
                                    -------------------------------------------
                                    Frederick G. Beisser
                                    Vice President - Finance & Administration


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

                                  EXHIBIT INDEX



Exhibit 99.1 - Press Release dated November 30, 2001.


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